Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13G

The undersigned hereby agree as follows:

i.	Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

ii.

Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: November 14, 2024	Bain Capital Venture Fund 2014, L.P.

	By:	Bain Capital Venture Partners 2014, L.P.,
its general partner

	By:	Bain Capital Venture Investors, LLC,
its general partner

	By:	/s/ Matthew C. Harris
	Name:	Matthew C. Harris
	Title:	Partner

Bain Capital Venture Coinvestment Fund, L.P.

	By:	Bain Capital Venture Coinvestment Partners, L.P.,
its general partner

	By:	Bain Capital Venture Investors, LLC,
its general partner

	By:	/s/ Matthew C. Harris
	Name:	Matthew C. Harris
	Title:	Partner

BCIP Venture Associates

	By:	Boylston Coinvestors, LLC,
its managing partner

	By:	/s/ Matthew C. Harris
	Name:	Matthew C. Harris
	Title:	Authorized Signatory

BCIP Venture Associates-B

	By:	Boylston Coinvestors, LLC,
its managing partner

	By:	/s/ Matthew C. Harris
	Name:	Matthew C. Harris
	Title:	Authorized Signatory